 Exhibit 4.1

GWG HOLDINGS, INC.

Redeemable Preferred Stock

SUBSCRIPTION AGREEMENT

Please complete this form to purchase Redeemable Preferred Stock. Any sections of this form that are incomplete may be returned to your broker-dealer and may delay your purchase of Redeemable Preferred Stock.

Once completed, send this Subscription Agreement along with your certified or personal check payable to GWG Holdings, Inc. or wire your deposit to the account listed below, and forward any other documents requested in this agreement to your broker-dealer or to GWG Holdings, Inc. at:

GWG Holdings, Inc.

220 South Sixth Street, Suite 1200

Minneapolis, Minnesota 55402

Wire Instructions:

GWG Holdings, Inc. -- Redeemable Preferred Stock

Account: 500027347

Routing: 091310521

Bank Name: Bell State Bank & Trust

GWG HOLDINGS, INC.

REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

1. INVESTMENT

NOTE: Minimum investment amount is $10,000. Any amount in excess of such minimum investment amount must be in increments of $1,000.
Number of shares:		Brokerage Account Number, if applicable
Purchase price per share:	$
Aggregate purchase price:	$
Payment Instructions: See front cover for payment instructions.

2. FORM OF OWNERSHIP	(Please choose one option within the “Non-Custodial Ownership” or within the “Custodial Ownership” column)

NON-CUSTODIAL OWNERSHIP		CUSTODIAL OWNERSHIP
☐	Individual	THIRD-PARTY ADMINISTERED CUSTODIAL PLAN
☐	Joint Tenant – joint accounts will be registered as joint tenants with right of survivorship unless otherwise indicated.	☐ IRA
☐ ROTH IRA
☐	Tenants in Common	☐ SEP (Simple Employee Pension)
☐	Corporation or Partnership – Authorized signature required. Include corporate resolution or partnership agreement, as applicable.	☐ Other (Specify): ___________________________ ________________________________
Name of Custodian: ______________________________ Mailing Address: ________________________________
☐	Uniform Gift/Transfer to Minors – (UGMA/UTMA)	City, State, ZIP: _________________________________
☐	Pension or Other Retirement Plan – Include plan documents.	CUSTODIAN INFORMATION (To be completed by custodian)
☐	Trust – Include title and applicable trust agreement	Custodian Tax ID #: ______________________________ Custodian Acct #: _______________________________
☐	Other (describe): ______________	Custodian Phone #: ______________________________

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GWG HOLDINGS, INC.

REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

3. INVESTOR INFORMATION	(Print name(s) in which shares are to be registered)

A. Investor or Trustee
First Name:		Middle Name:
Last Name:		Tax ID or SS #:
Street Address:
City:	State:		ZIP:
Date of Birth:
If Non-U.S. Citizen, specify country of citizenship:
Primary Phone #:		Email Address:

B. Co-Investor or Co-Trustee
First Name:		Middle Name:
Last Name:		Tax ID or SS #:
Street Address:
City:	State:		ZIP:
Date of Birth:
If Non-U.S. Citizen, specify country of citizenship:
Primary Phone #:		Email Address:

C. Residential Street Address (This section must be completed if mailing address in Section 2A is a P.O. Box)
Street Address:
City:	State:	ZIP:

D. Trust/Corporation/Partnership/Other (Trustee’s information must be provided in Sections 3A and 3B)
Date of Trust:
Entity Name/Title of Trust:
Tax ID#:

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GWG HOLDINGS, INC.

REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

4. DISTRIBUTIONS	(Select only one. If nothing is marked, will default to “Credit Dividend to Custodian Clearing Firm/Platform of Record” or “Mail Check to Address of Record,” as applicable)

NOTE: Complete this section to elect how to receive your dividend distributions. IRA accounts may not direct distributions without the custodian’s approval.
I hereby elect the dividend distribution option indicated below:
FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:
☐		Credit Dividend to Custodian (including IRA) or Clearing Firm/Platform of Record
FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:
☐		Cash/Direct Deposit (please attach a pre-printed voided check)
If the box immediately above is checked, then I authorize GWG Holdings, Inc. or its agent to deposit my dividend distribution to my checking or savings account. This authority will remain in force until I notify GWG Holdings, Inc. in writing to cancel this authority. If GWG Holdings, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.
☐		Mail Check to Address of Record
Name/Entity Name/Financial Institution:
Mailing Address:
City:	State:		ZIP:
Your Account #:	☐	Checking Account	☐	Savings Account

PLEASE ATTACH A COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

* The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration the bank differs from that in this Subscription Agreement, then all parties must sign below.

Owner Signature:		Date:
Co-Owner Signature:		Date:

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GWG HOLDINGS, INC.

REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

5. ELECTRONIC DELIVERY ELECTION

☐	Check the box if you do NOT consent to electronic delivery of documents, including the prospectus, any prospectus supplements, annual and quarterly reports, and other stockholder communications and reports. An e-mail address is required in Section 3 above. Please carefully read the following representations before consenting to receive documents electronically. If you do not check this box, you hereby represent the following:
(a)	I acknowledge that access to both e-mail and Internet is required in order to access documents electronically. I may receive by e-mail notification the availability of documents in electronic format. The notification e-mail will contain an Internet address or hyperlink where the referenced document can be found. By entering this address into by Internet web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.
(b)	I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (.pdf). The Adobe Reader software is required to view these documents. The Adobe Reader software is available free of charge from Adobe’s Internet website at www.adobe.com. The Adobe Reader software must be correctly installed on my computer before I will be able to view documents in .pdf format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.
(c)	I acknowledge that I may receive at no cost from GWG Holdings, Inc. a paper copy of documents delivered electronically by calling by financial adviser or by calling GWG Holdings, Inc.
(d)	I understand that if an e-mail notification to me is returned to GWG Holdings as “undeliverable,” a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communications by means of electronic delivery. I further understand that if GWG Holdings, Inc. is unable to obtain a valid e-mail address for me, GWG Holdings, Inc. will resume sending me a paper copy of its filings by U.S. mail to my address of record.
(e)	I understand that my consent to receive documents and communications electronically may be updated or cancelled at any time by calling my financial adviser or by calling GWG Holdings, Inc.

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GWG HOLDINGS, INC.

REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

6. BROKER-DEALER/FINANCIAL ADVISER INFORMATION

NOTE: The financial adviser must sign below to complete the order. The financial adviser hereby represents and warrants that he or she is duly licensed and may lawfully sell shares of GWG Holdings, Inc.’s Redeemable Preferred Stock. All fields below must be completed.
Broker-Dealer:
Financial Adviser Name/RIA:
Mailing Address:
City:	State:	ZIP:
Business Phone #:	Fax #:
E-mail Address:
Broker-Dealer CRD #:
Financial Adviser CRD #:
☐		RIA Submission. Check this box to indicate whether submission is made through the RIA is its capacity as the RIA and not in its capacity as a registered representative of a broker-dealer, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. I understand that be checking the above box, I will not receiving a selling commission.
The undersigned further represents and certifies that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.
Financial Adviser and/or RIA Signature:		Date:
Branch Manager Signature:		Date:

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GWG HOLDINGS, INC.

REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

7. SUBSCRIBER ACKNOWLEDGEMENTS AND SIGNATURES

The undersigned hereby confirms his, her or its agreement to purchase Redeemable Preferred Stock of GWG Holdings, Inc. on the terms and conditions set forth herein and acknowledges and represents (or, in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following:

NOTE: You must initial each of the representations below.

Owner	Co-Owner	(a) I or we have received the final prospectus for the Redeemable Preferred Stock of GWG Holdings, Inc. and any applicable prospectus supplements.

Owner	Co-Owner	(b) I or we accept the terms of the Certificate of Incorporation, as amended, and the bylaws of GWG Holdings, Inc.

Owner	Co-Owner	(c) I or we are purchasing these shares for my or our own account.

Owner Signature:		Date:
Co-Owner Signature:		Date:
Signature of Custodian(s) or Trustee(s) if applicable. Current custodian must sign if investment is for an IRA account.
Authorized Signature:		Date:

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO SUCH STATE’S CONFLICTS-OF-LAW PRINCIPLES.

[IRS FORM W-9 AND ACCOMPANYING INSTRUCTIONS FOLLOW]

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